Exhibit 1.1

Execution Version

September 21, 2021

STRICTLY CONFIDENTIAL

Match Group, Inc.

8750 North Central Expressway, Suite 1400

Dallas, Texas 75231

Attention: Kimbre Neidhart

Ladies and Gentlemen:

Pursuant to our recent discussions, we are pleased to confirm the arrangements (the “Engagement”) under which J.P. Morgan Securities LLC (“J.P. Morgan”) is exclusively engaged by Match Group, Inc., a Delaware corporation (collectively with its subsidiaries, the “Company”), to act on a best efforts basis as placement agent (in such capacity, the “Agent”) in connection with those certain repurchase transactions with certain third-party holders of certain of Match Group FinanceCo, Inc.’s outstanding 0.875% Senior Exchangeable Notes due 2022 (the “Exchangeable Securities”) (the “Exchangeable Securities Repurchases”). A portion of the purchase price of the Exchangeable Securities Repurchases will be funded with the proceeds from the issuance and sale of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”) to certain investors (collectively, the “Investors”), in a proposed offering of shares (the “Shares”), pursuant to the Registration Statement (as defined in the attached Standard Terms and Conditions (the “Standard Terms and Conditions”)) with the terms of the offering to be subject to market conditions and negotiations among the Company, the Agent and the prospective Investors (collectively, the “Transactions”). The Shares are more fully described in the Registration Statement, the Preliminary Prospectus and the Prospectus (each as defined herein). The sale of the Shares shall be made pursuant to agreements substantially in the form of subscription or purchase agreement agreed between the Company and any Investor (each, a “Share Purchase Agreement” and collectively, the “Share Purchase Agreements”) on the terms described herein and in the Standard Terms and Conditions. The repurchase of the Exchangeable Securities shall be made pursuant to agreements substantially in the form of repurchase agreement agreed between the Company and such holders of the Exchangeable Securities (each, a “Notes Repurchase Agreement” and collectively, the “Notes Repurchase Agreements”) on the terms described herein and therein.

Section 1. Agreement to Act as Agent.

(a)       On the basis of the representations and warranties contained herein, but subject to the terms and conditions set forth herein, the Agent agrees to assist the Company in (i) identifying and contacting holders of the Exchangeable Securities in connection with the Transactions and (ii) its negotiation of the financial aspects of the Transaction. Notwithstanding anything to the contrary contained in this Agency Agreement (as defined below), the Agent shall have no obligation to purchase any of the Exchangeable Securities or to purchase any of the Shares, or any liability to the Company if any prospective counterparty to the Transactions fails to consummate such Transaction. The Company and the Agent agree that the Standard Terms and Conditions attached hereto form an integral part of this Agency Agreement and are hereby incorporated herein by reference in their entireties. The Agent understands that the Company has previously filed the Registration Statement (as defined herein) with respect to the securities of the Company, if any, to be issued in connection with the Transactions, and, in connection with the Transactions, the Company will use its reasonable best efforts to keep such Registration Statement effective until such time as the transactions in the definitive agreements entered into in connection with the transactions contemplated hereunder are consummated or the Transactions are abandoned by the Company.

(b)       This Engagement shall not give rise to any commitment by the Agent to purchase any of the Shares and/or repurchase any of the Exchangeable Securities, and the Agent shall have no authority to bind the Company to accept offers to purchase the Shares or repurchase any of the Exchangeable Securities. The Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to place any Shares in the offering or that the Company will be able to repurchase any of the Exchangeable Securities as contemplated herein. Subject to the Company’s consent, the Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the offering of the Shares and/or the repurchase of the Exchangeable Securities, the fees of which shall be paid out of the Agency Fee (as defined herein).

Section 2. Compensation. The fees payable to the Agent for acting as placement agent in connection with the Transactions shall be an agency fee (the “Agency Fee”) equal to 0.25% of the total principal amount of Exchangeable Securities that the Company repurchases in the Transaction, payable upon completion of the Transactions on the Closing Date (as defined herein).

The Agent will be entitled to receive the compensation provided for above if a Transaction is consummated, or an agreement is entered into in respect of a Transaction, in each case, in which the Agent was involved, which subsequently results in such Transaction being consummated, in each case during the term of the Agent’s engagement hereunder or during the 1-month period following termination or expiration of this Agency Agreement. All fees payable hereunder are nonrefundable.

Section 3. Expenses and Payments. The Company will pay or reimburse if paid by the Agent all reasonable costs and expenses incident to the performance of the Company’s obligations under this Agency Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, the Pricing Disclosure Package (each as defined in the Standard Terms and Conditions) and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Agent and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the printing, delivery, shipping of the certificates representing the Shares, (iii) the fees and expenses of any transfer agent or registrar for the Shares, (iv) fees, disbursements and other charges of counsel to the Company, (v) listing fees, if any, for the listing of the Shares on the Nasdaq Global Select Market, (vi) fees and disbursements of the Company’s auditor incurred in delivering the letters described in Section 5(f) of the Standard Terms and Conditions, (vii) the out-of-pocket costs and expenses of the Company in connection with the marketing of the offering and the sale of the Shares to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith and (viii) the reasonable fees of counsel and other professional advisors retained by the Agent or any of its affiliates in connection with the Transactions, including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, as counsel to the Agent. All amounts payable under this Agency Agreement (including the Standard Terms and Conditions) shall be paid in immediately available funds in U.S. dollars, without setoff.

The Agent intends that, notwithstanding the role of the Agent set forth herein, for purposes of the U.S. league tables published by Thomson Reuters or any successor thereto or similar information service provider, the Agent will receive league table credit and no other agent shall receive any league table credit.

The Company, any Investors or any holders of the Exchangeable Securities will bear all of their own legal, accounting and other expenses in connection with the Transactions.

Section 4. Term. This Agency Agreement will be effective upon the execution and delivery hereof by the parties hereto (the “Effective Date”) and will expire on the earlier of (i) December 19, 2021 and (ii) the closing of the Transactions. The Agent’s services hereunder may be terminated with or without cause by the Company or by the Agent at any time and without liability or continuing obligation to the Company or to the Agent (except for any accrued fees and expenses incurred by the Agent to the date of such termination or expiration, as applicable); provided that the respective rights to compensation and expense reimbursement, indemnities, rights of contribution, information, reliance, representations, warranties and agreements of the Company and the Agent contained in this Agency Agreement or made by or on behalf of the Company or the Agent pursuant to this Agency Agreement shall survive any termination or expiration of this Agency Agreement.

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Section 5. Reliance. The Company agrees that the Agent will be entitled to rely on, and be expressly named as a third party beneficiary of, any representations or warranties made by the Company or any holder of Exchangeable Securities in any definitive agreement entered into between such parties in connection with the repurchase of the Exchangeable Securities.

Section 6. Notices. All notices and other communications required or permitted to be given under this Agency Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(a)	if to J.P. Morgan Securities LLC:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Facsimile No.: (212) 622-8358
Attention: Equity Syndicate Desk

with a copy to:

Cahill Gordon & Reindel llp
32 Old Slip
New York, NY 10005
Facsimile No.: (212) 269-5420
Attention: Douglas Horowitz, Esq. and Meghan N. McDermott, Esq.

(b)	if to the Company:

Match Group, Inc.

8750 North Central Expressway, Suite 1400

Dallas, Texas 75231

Email: kimbre.neidhart@match.com
Attention: Kimbre Neidhart

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue

New York, NY 10017
Email: pedro.bermeo@davispolk.com
Attention: Pedro J. Bermeo, Esq.

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If the terms of our engagement as set forth in this Agency Agreement (including the attached Standard Terms and Conditions) are satisfactory, kindly sign the enclosed copies of this letter and return a copy to each of the undersigned. We look forward to working with the Company on this assignment.

Very truly yours,

J.P. Morgan Securities LLC

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director

[Signature Page to Agency Agreement]

Accepted and Agreed as of the date first written above:

MATCH GROUP, INC.

By:	/s/ Kimbre Neidhart
	Name:	Kimbre Neidhart
	Title:	Vice President, Treasury & Treasurer

Enclosure

[Signature Page to Agency Agreement]

STANDARD TERMS AND CONDITIONS

The following standard terms and conditions (collectively, the “Standard Terms and Conditions”) shall be incorporated by reference into the letter agreement dated September 21, 2021 among Match Group, Inc. and J.P. Morgan Securities LLC to which these terms are attached (together with the Standard Terms and Conditions, the “Agency Agreement”). Capitalized terms used below without definition shall have the meanings assigned to them in the Agency Agreement and any references herein to the “Agency Agreement” shall mean the Agency Agreement together with these Standard Terms and Conditions.

Section 1. Indemnification and Contribution.

(a)                The Company agrees (i) to indemnify and hold harmless the Agent, and its affiliates, and the respective directors, officers, agents, and employees of the Agent and its affiliates, and, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act of 1933, as amended, and the rules and regulations of the commission (as defined hereunder) thereunder (collectively, the “Securities Act”) or Section 20 of the Securities Exchange Act and each affiliate of the Agent within the meaning of Rule 405 under the Securities Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the Exchange Act”) (each of the Agent and each such entity or person being referred to as an “Indemnified Person”), from and against any losses, claims, demands, damages or liabilities (including, without limitation, any legal fees or other expenses reasonably incurred in connection with defending or investigating any such suit, action, proceeding or claim) (collectively, “Liabilities”) (A) arising out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Company information that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) or arising out of, are based upon, any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the name of the Agent appearing on the cover and under the caption entitled “Plan of Distribution” in the Prospectus (collectively, the “Agent Information”), and (B) relating to or arising out of activities performed or services furnished pursuant to this Agency Agreement, the Transaction or the Agent’s role in connection therewith, and (ii) to reimburse each Indemnified Person for all reasonable expenses (including reasonable fees and disbursements of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction related to or arising out of such untrue statements or omissions or alleged untrue statements or alleged omissions, activities, services, Transactions or role (including in relation to enforcing the terms of this Section 1), whether or not in connection with pending or threatened litigation to which any Indemnified Person is a party, in each case as such expenses are incurred or paid to the extent the defense of such investigation or defense of a claim is not assumed by the Company. The Company will not, however, be responsible pursuant to clause (i)(B) of this paragraph for any such Liabilities or expenses incurred by an Agent (or its related Indemnified Persons) to the extent that they are determined to have resulted from the Agent’s bad faith, gross negligence or willful misconduct.

(b)                The Company agrees that none of the Agent, its affiliates and the respective directors, officers, agents, and employees of the Agent and its affiliates (each, an “Agent Person”) shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of the Company’s securityholders or creditors for or in connection with this Agency Agreement, the Transactions or the related Agent Person’s role or services in connection therewith, except to the extent that any such Liabilities or expenses incurred by the Company are determined to have resulted from the related Agent’s bad faith, gross negligence or willful misconduct. In no event shall the Company or any Agent Person be responsible for any special, indirect or consequential damages incurred by the other; provided that nothing in this sentence shall be deemed to (i) relieve the Company of any obligation it may otherwise have hereunder to indemnify an Agent Person for any such damages asserted by an unaffiliated third party or (ii) relieve the Agent of any liability it may otherwise have hereunder to the Company for any such damages which the Company becomes legally obligated to pay to an unaffiliated third party.

(c)                The Company shall not be liable for any settlement of any litigation or proceeding effected without its written consent. The Company will not, without the Agent’s written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, action or proceeding in respect of which indemnity may be sought by the Agent hereunder, or participate in or facilitate any such settlement, compromise, consent to the entry of any judgment in or termination of any claim on behalf of the Company’s Board of Directors, unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from any liabilities arising out of such claim, action or proceeding and (ii) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                If the foregoing indemnification is unavailable or insufficient to hold an Indemnified Person harmless in respect of any Liabilities (and related expenses) referred to therein then, in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities (and expenses relating thereto) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Agent, on the other hand, of the Transaction (whether or not the Transaction is consummated) and also the relative fault of each of the Company and the Agent, as well as any other relevant equitable considerations; provided, however, that in no event shall the Indemnified Persons be required to contribute an aggregate amount in excess of the aggregate amount of fees actually received by the related Agent in connection with its engagement under this Agency Agreement. For the purposes of this Agency Agreement, the relative benefits to the Company, on one hand, and the Agent, on the other hand, in connection with the Transaction shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid or received or contemplated to be received by the Company in connection with its sale of the Shares in connection with the Transaction (before deducting expenses), whether or not any such Transaction is consummated, bears to (ii) the total fees paid or to be paid to the Agent in connection with the Transaction under this Agency Agreement. The relative fault of the Company, on the one hand, and the Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                The remedies provided for in this Section 1 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

Section 2. Agent’s Role, Information, Reliance, etc.

(a)                The Company understands that the Agent is acting solely as an agent to the Company, is not acting as a financial advisor to the Company and is not undertaking any fiduciary duty to the Company, its management or its board of directors with respect to its engagement under the Agency Agreement, is acting as an independent contractor and is not undertaking to provide any legal, accounting or tax advice in connection with its engagement under the Agency Agreement and that the Agent’s role in any due diligence will be limited solely to performing such review as it shall deem necessary to support its own services and shall not be on behalf of the Company. Specifically, the Company acknowledges and agrees that neither Agent will be responsible for providing any advice in relation to selling restrictions and other securities laws matters in any jurisdiction in connection with their engagement hereunder. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither Agent shall have any responsibility or liability to the Company with respect thereto.

(b)               The Company agrees to provide and cause its advisors to provide to the Agent all information reasonably requested by the Agent for the purpose of its engagement under the Agency Agreement and also to provide reasonable access to the employees and directors of the Company as the Agent reasonably requests. The Agent shall be entitled to rely upon and assume, without any obligation of independent verification, the accuracy and completeness of all information that is publicly available and of all information that has been furnished to it by, or on behalf of, the Company or otherwise reviewed by the Agent, and neither Agent shall assume any responsibility or have any liability therefor. Neither Agent has any obligation to conduct any appraisal of any assets or liabilities or to evaluate the solvency of the Company or under any state or federal laws relating to bankruptcy, insolvency or similar matters.

(c)                In order to enable the Agent to bring relevant expertise to bear on the Engagement from among its global affiliates, the Company agrees that the Agent may share information obtained from the Company hereunder with its respective affiliates, and may perform the services contemplated hereby in conjunction with its respective affiliates, agents, advisors (legal or otherwise) or representatives, and that any affiliate of either of the Agent performing services hereunder shall be entitled to the benefits and subject to the terms of the Agency Agreement, and the parties hereto agree that the Agency Agreement is expressly for the benefit of the Company, the Agent and the Indemnified Persons. The Company agrees that any press release it may issue announcing a Transaction will contain a reference to the Agent’s role as an agent in connection with such Transaction, and that the Agent shall have the right to review and pre-approve any reference to it or its role as agent under the Agency Agreement in any public statement made by the Company or other Transaction party (such approval not to be unreasonably withheld or delayed).

(d)                Notwithstanding any other provision herein, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. income and franchise tax treatment and the U.S. income and franchise tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. income or franchise tax strategy, if any, provided to the Company by the Agent or their affiliates.

Section 3. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, a registration statement (File No. 333-243708), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus relating to the Shares included in such registration statement (and any amendments thereto) before effectiveness, any prospectus relating to the Shares filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus relating to the Shares included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agency Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, with the pricing information set forth on Annex A hereto, the “Pricing Disclosure Package”): a Preliminary Prospectus to be dated on or around September 22, 2021 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means the time and date immediately following the pricing of the Shares on the day the Share Purchase Agreements are entered into.

Section 4. Payment and Delivery. At 10:00 A.M., New York City time, on or about October 5, 2021, or at such other time on such other date as may be agreed upon by the Company and the Agent (such date is hereinafter referred to as the “Closing Date”), (i) the Agent shall instruct the Investors to wire an amount equal to the price per Share as shown on the cover page of the Prospectus for each Share to be purchased by each Investor to an account designated by the Company, (ii) the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of The Depository Trust Company, and (iii) the Company will wire the amounts owed to the Agent as provided in this Agency Agreement. The closing (the “Closing”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue New York, New York 10017, or such other location as mutually agreed by the parties. All actions taken at the Closing shall be deemed to have occurred simultaneously

The sale of the Shares shall be made pursuant to the respective Share Purchase Agreements. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part or abandon the sale of the Shares, in the Company’s sole discretion. All actions taken at the Closing shall be deemed to have occurred simultaneously. No Shares which the Company has agreed to sell pursuant to the Share Purchase Agreements shall be deemed to have been purchased and paid for by the applicable Investor, or sold by the Company, until such Shares have been delivered to such Investor against payment therefor by such Investor.

Section 5. Closing Conditions and Documents. On the Closing Date for the sale of Shares in the Transaction:

(a)                The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agency Agreement shall be true and correct on and as of the Closing Date.

(b)                Subsequent to the execution and delivery of this Agency Agreement and prior to the Closing Date:

(i)                 no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)               the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 8(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agent.

(iii)             no downgrading shall have occurred in the rating accorded any of the debt securities, convertible securities, or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iv)              no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)                No event or condition of a type described in Section 7(r) hereof shall have occurred or shall exist, which event or condition is not described or incorporated by reference in each of the Registration Statement (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the reasonable judgment of the Agent makes it impracticable or inadvisable to proceed with the distribution of the Shares on the terms and in the manner contemplated by this Agency Agreement, the Registration Statement and the Prospectus.

(d)                There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE MKT or the over the counter market or the establishing on such exchanges or markets by the Commission or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market or any other exchange or market or the establishing on any such market or exchange by the Commission or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Agent makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, either within or outside the United States, that, in the judgment of the Agent, is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in each of the Pricing Disclosure Package and the Prospectus.

(e)                The Agent shall have received on and as of the Closing Date a certificate of an officer of the Company who has specific knowledge of the Company’s financial matters in their capacity as an officer of the Company and not in any individual capacity, (i) confirming that such officer has reviewed the Registration Statement and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 5(a) and 5(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agency Agreement are true and correct as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(f)                 On the date of this Agency Agreement and on the Closing Date, Ernst & Young LLP, accountants for the Company, shall have furnished to the Agent, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Agent, in form and substance reasonably satisfactory to the Agent, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date (or such other date as agreed to by the Agent).

(g)                Davis Polk & Wardwell, counsel for the Company, shall have furnished to the Agent on and as of the Closing Date (and dated as of the Closing Date), at the request of the Company, their written opinion and 10b-5 statement, addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Agent.

(h)                The Agent shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Agent, of Cahill Gordon & Reindel llp, counsel for the Agent, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                 No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Shares.

(j)                 The Shares shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

Section 6. Other Business Relationships.

(a)                The Company understands that each of the Agent and their respective affiliates (collectively, the “Agent Affiliates”) comprise a full service securities firm and a commercial bank engaged in securities trading and brokerage activities, as well as providing investment banking, asset management, financing, and financial advisory services and other commercial and investment banking products and services to a wide range of corporations and individuals. In the ordinary course of our trading, brokerage, asset management, and financing activities, the Agent Affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for the Agent’s own account or the accounts of customers, in debt or equity securities or senior loans of any purchaser of the Shares or any holder of the Exchangeable Securities in the Transaction, the Company or any other company that may be involved in the Transaction. The Agent Affiliates recognizes their responsibility for compliance with federal securities laws in connection with such activities.

(b)                In addition, the Agent Affiliates may from time to time perform various investment, commercial banking and financial advisory services for other clients who may have conflicting interests with respect to the Company or the Transaction. The Company acknowledges that the Agent Affiliates have no obligation to use in connection with this engagement, or to furnish to the Company, confidential information obtained from other companies.

(c)                Furthermore, the Company acknowledges that the Agent Affiliates may have fiduciary or other relationships whereby the Agent Affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company, potential purchasers of the Shares, holders of the Exchangeable Securities, or others with interests in respect of the Transaction. The Company acknowledges that the Agent Affiliates may exercise such powers and otherwise perform their respective functions in connection with such fiduciary or other relationships without regard to the Agent’s relationship to the Company hereunder.

Section 7. Representations and Warranties of the Company. The Company represents and warrants to the Agent:

(a)                No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Agent consists of the Agent Information.

(b)                The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Agent consists of the Agent Information. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)                Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Agent in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Agent. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in Section 7(a) hereof.

(d)                The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not as of the Closing Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Agent consists of the Agent Information.

(e)                The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                 The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Shares.

(g)                The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, management, financial position, results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of the Transactions and its obligations under this Agency Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any material corporation, association or other entity other than the material subsidiaries included in Annex B to this Agency Agreement, as of September 21, 2021.

(h)                As of June 30, 2021, the Company had the capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; to the Company’s knowledge, except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than those arising under the credit agreement of the Company dated as of November 16, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time).

(i)                 The Company has full right, power and authority to execute and deliver this Agency Agreement, the Share Purchase Agreements, and the Notes Repurchase Agreements (collectively, the “Transaction Documents”), and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(j)                 This Agency Agreement has been duly authorized, executed and delivered by the Company. Each of the Share Purchase Agreements and the Notes Repurchase Agreements have been duly authorized, executed and delivered by the Company and, assuming the due authorization and execution by the other parties party thereto, are valid and legally binding agreements of the Company enforceable against the Company in accordance with their respective terms; provided that the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(k)                The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)                 The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(m)              The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n)                Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above (and in the case of clause (i) with respect to the subsidiaries of the Company), for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)                The execution, delivery and performance by the Company of the this Agency Agreement, the issuance and sale of the Shares in connection with the Transactions, and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package or the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, applicable to the Company, except, in the case of clauses (i) and (iii) above (and in the case of clause (ii) with respect to the subsidiaries of the Company), for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)                No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required to be obtained or made by the Company for the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Shares and the repurchase of the Exchangeable Securities in connection with the Transactions, and the consummation of the transactions contemplated by the Transaction Documents, the Pricing Disclosure Package or the Prospectus, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq Global Select Market and under applicable state securities laws in connection with the purchase and sale of the Shares.

(q)                There has not occurred any material adverse change or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) there has not been any change in the capital stock (other than the issuance of the Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any document incorporated by reference therein), short-term debt or long-term debt of the Company or any of its subsidiaries or, except as disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that reasonably would be expected to result in a material adverse change, in or affecting the business, properties, assets management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole, other than transactions or agreements in the ordinary course of business, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than liabilities or obligations incurred in the ordinary course of business; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)                 Except as described or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no such Actions are, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(s)                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(t)                 (i) The Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release (as defined below) or threat of Release of Hazardous Materials (as defined below), and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus, (x) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect, and (y) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(u)                There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(v)                No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(w)              There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(x)                Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(y)                The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)                (i) Neither the Company nor any of its subsidiaries, nor any director, officer or employee nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person” and including, without limitation, the Ukraine/Russia related/Sectoral Sanctions Identification List sanctions program), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, placement agent, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(aa)             (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a group of trades or businesses, whether or not incorporated, under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), (vii) to the Company’s knowledge, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan; and (viii) no increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s and its subsidiaries’ most recently completed fiscal year has occurred or, to the Company’s knowledge, is reasonably likely to occur, except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any employee benefit plan, plan or account under Section 3(42) of ERISA, 29 C.F.R. Section 2510.3-101, or otherwise for purposes of Title I of ERISA or Section 4975 of the Code.

(bb)            Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(cc)             The Company and its subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems (i) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and (ii) are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its subsidiaries, except in the case of (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. To the knowledge of the Company, no third party has breached or compromised the integrity or security of the Company IT Systems in a manner which would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(dd)            Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have (A) operated their respective businesses in a manner compliant with all privacy, data security and data protection laws and regulations applicable to the Company’s and its subsidiaries’ receipt, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all user data and all other information, including personally identifiable information, financial data, Internet Protocol addresses, mobile device identifiers and website usage activity (“Personal and Device Data”), (B) implemented and maintained policies and procedures designed to ensure that all Personal and Device Data handled, processed, collected, shared, transferred, used, disclosed and/or stored by the Company or its subsidiaries in connection with the Company’s and its subsidiaries’ operation of their respective businesses is in compliance with all applicable privacy, data security and data protection laws and regulations, (C) been in compliance with policies and procedures designed to ensure privacy and data protection laws are complied with and (D) required all third parties to which they provide any Personal and Device Data to maintain the privacy, confidentiality and security of such Personal and Device Data to the extent required by applicable laws. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, investigation or claim by a third party that the Company or any subsidiary is in default of any of its contractual commitments or in violation of any privacy policies or any law or regulation applicable to the Personal Device Data or Company relating to its collection, use, storage, or disclosure of data from or about natural persons, computers, or other devices. To the knowledge of the Company, the privacy and/or security of any Personal and Device Data has not been compromised in a manner which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(ee)             No material relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is not so described or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ff)               Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all tax returns required to be filed by or with respect to the Company or any of its subsidiaries have been filed and all taxes required to be paid by or with respect to the Company or any of its subsidiaries have been paid, in each case, except with respect to matters contested in good faith or for which adequate reserves are reflected, in accordance with generally accepted accounting principles, in the Company’s financial statements; and (ii) except as otherwise disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or to the knowledge of the Company is threatened to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(gg)            The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in (and subject to the qualifications with respect thereto set forth or incorporated by reference in) each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)            The financial statements and the related notes thereto of the Company included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis in all material respects throughout the periods covered thereby; and the other financial information of the Company included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the rules and guidelines of the Commission applicable thereto.

(ii)               Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(jj)               Except as described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title, in the case of real property, in fee simple, to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk)            The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ll)               The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of June 30, 2021, no material weaknesses or significant deficiencies in the Company’s internal controls have been identified.

(mm)        The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company and its subsidiaries reasonably believe are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) an expectation that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(nn)            Except as disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo)            Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agency Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(pp)            Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(qq)            Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)               No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)              Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt)               There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)            Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(vv)            At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case, as defined in Rule 405 under the Securities Act.

(ww)         The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Agent with entities that the Company reasonably believed to be qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Agent to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 8. Further Agreements of the Company. The Company covenants and agrees with the Agent that:

(a)                Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Agent in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agency Agreement in such quantities as the Agent may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                Delivery of Copies. The Company will deliver, without charge to the Agent, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Agent may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Agent a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Agent or dealer.

(c)                Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Agent and counsel for the Agent a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Agent reasonably objects.

(d)                Notice to the Agent. The Company will advise the Agent promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening, if known to the Company, of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening, if known to the Company, of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Agent thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Agent and to such dealers as the Agent may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Agent thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Agent and to such dealers as the Agent may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference) will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                 Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agent shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                Earning Statement. The Company will make generally available to its security holders and the Agent as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(i)                 No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(j)                 Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Select Market.

(k)                Reports. So long as the Shares are outstanding, the Company will furnish to the Agent, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Agent to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)                 Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

Section 9. Miscellaneous.

(a)                Certain Defined Terms. For purposes of this Agency Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

(b)                Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agent to properly identify its clients.

(c)                Governing Law. This Agency Agreement and any claim, controversy or dispute arising under or related to this Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agency Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)                Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agency Agreement.

(f)                 Counterparts. This Agency Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by “.pdf” electronic transmission shall be effective as delivery of a manually signed counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paperbased recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)                Amendments or Waivers. No amendment or waiver of any provision of this Agency Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agency Agreement.

(i)                 Recognition of the U.S. Special Resolution Regimes.

(i)                 In the event that the Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agency Agreement, and any interest and obligation in or under this Agency Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agency Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)               After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agency Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agency Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(iii)             As used in this Section 9(i):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Annex A

a. Pricing Disclosure Package

The formula set forth under Section 1.1 of the Share Purchase Agreements

Annex B

Material Subsidiaries

Entity	Jurisdiction of Formation
Affinity Apps LLC	Delaware
Connect, Inc.	Delaware
DatingDirect.com Limited	England and Wales
Delightful.com, LLC	Delaware
Eureka, Inc.	Japan
Eureka Taiwan	Taiwan
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People’s Republic of China
FriendScout24 GmbH	Germany
Harmonica IT, Inc.	Delaware
Harmonica for IT S.A.E.	Egypt
Hinge, Inc.	Delaware
HowAboutWe, LLC	Delaware
Humor Rainbow, Inc.	New York
M8 Singlesnet LLC	Delaware
Mash Dating, LLC	Delaware
Massive Media Europe NV	Belgium
Massive Media (UK) Ltd.	England and Wales
Massive Media Match NV	Belgium
Match Global Services Limited	England and Wales
Match Group, LLC	Delaware
Match Group Apps, LLC	Delaware
Match Group Europe Limited	England and Wales
Match Group FinanceCo, Inc.	Delaware
Match Group FinanceCo 2, Inc.	Delaware
Match Group FinanceCo 3, Inc.	Delaware
Match Group Holdings I, LLC	Delaware
Match Group Holdings II, LLC	Delaware
Match Internet Financial Services Designated Activity Company	Ireland
Match ProfilePro, LLC	Delaware
Match.com Europe Limited	England and Wales
Match.com Events LLC	Delaware
Match.com Foreign Holdings II Limited	England and Wales
Match.com Foreign Holdings III Limited	England and Wales
Match.com Foreign Holdings Limited	England and Wales
Match.com Global Investments s.à.r.l.	Luxembourg
Match.com HK Limited	Hong Kong
Match.com International Holdings, Inc.	Delaware
Match.com International II Limted	England and Wales

Match.com International Limited	England and Wales
Match.com Investments Inc.	Cayman Islands
Match.com Japan KK	Japan
Match.com LatAm Limited	England and Wales
Match.com Luxembourg s.à.r.l.	Luxembourg
Match.com Nordic AB	Sweden
Match.com Offshore Holdings, Ltd	Mauritius
Match.com Pegasus Limited	England and Wales
Matchcom Mexico, S. de R.L., de C.V.	Mexico
Meetic Espana, SLU	Spain
Meetic Italia SRL	Italy
Meetic Netherlands BV	Netherlands
Meetic SAS	France
MG 8800 Sunset LLC	Delaware
MG 8833 Sunset LLC	Delaware
MG France Services SAS	France
MG Japan Services GK	Japan
MG Services Alpha LLC	Delaware
MG Services Beta LLC	Delaware
MG SGP Services Pte. Ltd.	Singapore
MG Korea Services Limited	South Korea
MM LatAm, LLC	Delaware
Mojo Acquisition Corp.	Delaware
Mojo Finance Co.	Cayman Islands
MTCH India Services Pte Ltd	India
MTCH Technology Services Limited	Ireland
Neu.de GmbH	Germany
Nexus Dating Limited	England and Wales
Pairs Blancheur, Inc.	Japan
Parperfeito Comunicacao SA	Brazil
Pearl US 1 LLC	Delaware
Pearl US 2 LLC	Delaware
People Media, Inc.	Delaware
People Media, LLC	Arizona
Plentyoffish Media, LLC	Delaware
Plentyoffish Media ULC	British Columbia
Search Floor, Inc.	California
Shoptouch, Inc.	Delaware
SpeedDate.com, LLC	Delaware
Spotlight Studios, LLC	Delaware
Tinder Development, LLC	Delaware
TPR/Tutor Holdings, LLC	Delaware